Exhibit 99.1

ClearSign Combustion Corporation

Announces First Quarter 2017 Results

CFO Steps Down

SEATTLE, May 11, 2017 – ClearSign Combustion Corporation (NASDAQ: CLIR), an emerging provider of industrial combustion technologies that help to reduce emissions and improve efficiency, today announced its results for the first quarter ended March 31, 2017.

“We are encouraged by the continued validation of our Duplex™ technology that we are experiencing among multiple customer installations within our core markets, and by the interest we are gaining in the industry domestically and internationally,” said Steve Pirnat, ClearSign Chairman and CEO. “We continue to make significant inroads with customers and regulators and believe we are near an inflection point in regards to the adoption of our technology,” concluded Mr. Pirnat.

Strategic and operational highlights during and subsequent to the first quarter included:

•	Closed rights offering - The Company closed its rights offering in January 2017 where it sold approximately 2.4 million units consisting of one share of common stock and one publicly traded warrant (NASDAQ: CLIRW) raising gross proceeds of $9.6 million.

•	Duplex Plug & Play™ Burner – In February 2017, ClearSign introduced its innovative Duplex Plug & Play burner, which is a simple, pre-engineered solution for the refinery process heater market. Field validation in a refinery is expected to commence shortly depending on the customer’s operating schedule.

•	Received additional order from Aera Energy – The Company received its third order from Aera Energy, LLC for a Once Through Steam Generator (OTSG). This is the first project using oil field waste gas as a fuel source.

•	Secured follow-on order from California refinery – This is the second order from the California-based refinery and further validates the Duplex technology. The installation marks the first installation of the Duplex technology into a new heater rather than a retrofit into a heater with an existing burner.

•	Announced the completion of initial installation assessment by Aera Energy- The Company celebrated the conclusion of experimental permit status for its first OTSG project provided to Aera Energy and application for a permanent operating permit.

Revenue and gross profits from our Duplex technology in the first quarter were $360,000 and $109,000, respectively, were attributable to the installation of two wellhead flares. The remaining three units are expected to be completed over the next 3 to 6 months The net loss for the quarter was $2.4 million compared to $2.6 million a year ago primarily due to revenue generated in the quarter and a slight decrease in operating expenses.

Working capital at March 31, 2017 totaled $7.1 million including cash and equivalents of $7.5 million. On January 25, 2017, we received approximately $8.7 million in net cash proceeds from the closing of our rights offering. Shares outstanding at May 11, 2017 total 15,601,353.

The Company also announced today that James N. Harmon, its Chief Financial Officer, Treasurer, and Secretary, submitted his resignation which is effective on May 11, 2017. Brian G. Fike, ClearSign’s Controller, will assume Mr. Harmon’s duties until a permanent successor is appointed. Mr. Harmon will provide consulting services to the Company following his resignation in order to assist with the transition of responsibilities.

“I have been pleased to work with the ClearSign team for the past six years, but am at a stage in my career where I would like to pursue other interests,” said Mr. Harmon, age 57. “I remain a big believer in the Company and its technology as evidenced by my full participation in the Company’s January 2017 rights offering. I plan to continue to provide any support or consultation to the Company as needed.”

Mr. Fike joined the Company in January 2016 after a 15 year career at Darigold, Inc., a $2.3 billion dairy manufacturing co-op of approximately 500 member farmers where he transitioned from Plant Controller to Accounting and Finance Manager to Strategy Manager and to Regional Controller. Prior to his career at Darigold, Mr. Fike held similar positions in the specialty foods and industrial automation industries and served eight years in the U.S. Naval Reserve. Mr. Fike holds a BBA in Accountancy from Boise State University and an MBA from the University of Washington.

“It has been a pleasure working with Jim. I have appreciated his support and hard work,” said Steve Pirnat, ClearSign’s Chairman and CEO. “On behalf of the Board, we thank Jim for his contribution to the success at ClearSign, which pre-dated our IPO. We wish him all the best.”

Conference Call

A conference call discussing the release of the Company's results for the first quarter ending March 31, 2017 will be held today, May 11, 2017, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. To listen by webcast use this link:  https://www.webcaster4.com/Webcast/Page/987/20909 or visit ClearSign's Investor Relations page. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10106334. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

mselinger@threepa.com

Media:

Brittney Garneau

Pierpont Communications for ClearSign

+1 713-627-2223

bgarneau@piercom.com

ClearSign Combustion Corporation

Statements of Operations

(unaudited)

	For the Three Months Ended March 31,
	2017	2016
Sales	$360,000	$-
Cost of goods sold	251,000	-
Gross profit	109,000	-
Operating expenses:
Research and development	1,174,000	1,325,000
General and administrative	1,328,000	1,276,000
Total operating expenses	2,502,000	2,601,000
Loss from operations	(2,393,000)	(2,601,000)
Interest income	14,000	12,000
Net Loss	$(2,379,000)	$(2,589,000)
Net Loss per share	$(0.16)	$(0.20)

Balance Sheets

(unaudited)

	March 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$7,526,000	$1,259,000
Accounts receivable	319,000	103,000
Prepaid expenses and other assets	312,000	535,000
Total current assets	8,157,000	1,897,000

Fixed assets, net, and other assets	622,000	654,000
Patents and other intangible assets, net	1,792,000	1,735,000

Total Assets	$10,571,000	$4,286,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$580,000	$755,000
Current portion of lease liabilities	153,000	150,000
Accrued compensation and taxes	228,000	669,000
Billings on uncompleted contracts in excess of costs	43,000	115,000
Total current liabilities	1,004,000	1,689,000
Long Term Liabilities:
Long term lease liabilities	315,000	353,000
Total liabilities	1,319,000	2,042,000

Stockholders' Equity:
Common stock, $0.0001 par value, 15,601,353 and 12,983,938 shares issued and
outstanding at March 31, 2017 and December 31, 2016, respectively	2,000	1,000
Additional paid-in capital	51,960,000	42,574,000
Accumulated deficit	(42,710,000)	(40,331,000)
Total stockholders' equity	9,252,000	2,244,000

Total Liabilities and Stockholders' Equity	$10,571,000	$4,286,000